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                                   EXHIBIT 5
                                   ---------
             MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                             ONE FINANCIAL CENTER
                          BOSTON, MASSACHUSETTS 02111

701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300                                 www.Mintz,com
Fax: 202/434-7400

                                        April 24, 1997

Advanced Deposition Technologies, Inc.
580 Myles Standish Boulevard
Traunton, Massachusetts 02780

Gentlemen:

  We have acted as counsel to Advanced Deposition Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 10,000 shares (the "Shares") of its common stock, $0.1 par value per share (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

  In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-laws both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

  Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

  Our opinion is limited to the General Corporation laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Advanced Deposition Technologies, Inc.
April 24, 1997
Page 2


  We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                                Very truly yours,


                                                Mintz, Levin, Cohn, Ferris,
                                                  Glovsky and Popeo, P.C.